Registration Statement No. 333-217200
Filed Pursuant to Rule 433
July 17, 2018

Tweets

$SPX versus @NYSE FANG+ Index: 01/04/2016 - 06/30/2018 $FNGU $FNGD Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

&MOW  hilontreel,  Me  issued'  of  mt  t  IN  has  filed  o  retiSuratirin  staremerit  iincludirmia  pricing  toppihooricur,  p  ray:wraps  rappitiment  and  pm  wrovr.,1  trim  thel  SEC  al..  The  altering  to  white  litis  free  waft  prospectus  relate.  Picture  worm  kismet.  you  rhooPEP  Feed  those  documents  sod  the  oUter  clorunnenti  resting  to  Ile  offering  that  the  dank  of  hionfrimoll  has  Clod  mkt  tha  WE  For  ton,  comploto  intorreation  Akita.  Ooh  of  Montreal  and  this  offoring.  Too  may  obtain  those  daturnonts  without  rose  hY  t(hGasrl  on  the  He  *rialto  di  deanw.  Akdrindaidd4v,Ilddri  of  Mantis.  al,  MN  dridink  oe  env  &alai  ildreidrkditim  In  {his  pllyning  will  orange  io  sand  yud  vdpihird.dnt  and  ddr  prOSP9CO.5   rod  rm  rmuis.-  4y  tatting  Soll.lree  at  1.377.369-5Al2  Th  eMVSF  FANG,.  India  was  Itrundsed  on  9/26/2011.  lirA  FAI*G".a  index  data  prior  t  that  dote  is  hypothetical  mina  cell    mla  the  optimisation  of  the  Index  mean:rider! in  hischied.  the  hypothetical  data  canoed  completely  account  lor  the  impact  of  lirunriai  risk  in  artuall  trading.  Peg  tistoritol  pr  hirpoilp  kpl  dela  is  out  P  iputsranteyiol  isateir  lade.  or   rmanea.  This  hlfAiseket  eldka  al  the  Yoder  iked.014,4err.  n  from  September  jh,  poll_ Indite  dia  Atom  prior  to  Met  date  is  Imbiliaildpi  and  #  npadilt of  me  applIc  atim  of  Ow  addax  ineVadloOlge  to  illsadKok  dace,  and  ossioneren iii,r)1Kn  of  hypormrok-al  data  necossion  ri  woke.  asionevt.z.s  and  carrot Rake  idle  aromunt  the  irodrt  of  .&ledirdzil  risk  in  actual  trading.  ilkitonodive  modelirmg  techniques  or  roxamptions  may  modem  different  hypothetical  back-rested  information met  Thillq  Ire  more  depropridie  and  that  might  differ  siciif  ken*  friumn  the  inforrnmamuni  Oreserred  nehmin.  the  hypothysicellipirlistyprect  data  Ieerrinieelrid  not  igd  wet:Wad  iindkothescall  actual  I.e:K.1%511w  rnIght  fsd  44.41+1c11  Iron,  nn  ieweskmeM  a  a  financial  inakow-ro  ref  ore-ming  no  Intlok,  kiklereel  4oaltdiddlittkal  deSminaresoltior  an  irdcator  rat  a  paaraneee  of  hinge  Indices  idmicdmancE  or  the  return  of  the  ETri-s.

$NDX versus @NYSE FANG+ Index: 01/04/2016 - 06/30/2018 $FNGU $FNGD Microsectors.com

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https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

&MOW  hilontreel,  Me  issued'  of  mt  t  IN  has  filed  o  retiSuratirin  staremerit  iincludirmia  pricing  toppihooricur,  p  ray:wraps  rappitiment  and  pm  wrovr.,1  trim  thel  SEC  al..  The  altering  to  white  litis  free  waft  prospectus  relate.  Picture  worm  kismet.  you  rhooPEP  Feed  those  documents  sod  the  oUter  clorunnenti  resting  to  Ile  offering  that  the  dank  of  hionfrimoll  has  Clod  mkt  tha  WE  For  ton,  comploto  intorreation  Akita.  Ooh  of  Montreal  and  this  offoring.  Too  may  obtain  those  daturnonts  without  rose  hY  t(hGasrl  on  the  He  *rialto  di  deanw.  Akdrindaidd4v,Ilddri  of  Mantis.  al,  MN  dridink  oe  env  &alai  ildreidrkditim  In  {his  pllyning  will  orange  io  sand  yud  vdpihird.dnt  and  ddr  prOSP9CO.5   rod  rm  rmuis.-  4y  tatting  Soll.lree  at  1.377.369-5Al2  Th  eMVSF  FANG,.  India  was  Itrundsed  on  9/26/2011.  lirA  FAI*G".a  index  data  prior  t  that  dote  is  hypothetical  mina  cell    mla  the  optimisation  of  the  Index  mean:rider! in  hischied.  the  hypothetical  data  canoed  completely  account  lor  the  impact  of  lirunriai  risk  in  artuall  trading.  Peg  tistoritol  pr  hirpoilp  kpl  dela  is  out  P  iputsranteyiol  isateir  lade.  or   rmanea.  This  hlfAiseket  eldka  al  the  Yoder  iked.014,4err.  n  from  September  jh,  poll_ Indite  dia  Atom  prior  to  Met  date  is  Imbiliaildpi  and  #  npadilt of  me  applIc  atim  of  Ow  addax  ineVadloOlge  to  illsadKok  dace,  and  ossioneren iii,r)1Kn  of  hypormrok-al  data  necossion  ri  woke.  asionevt.z.s  and  carrot Rake  idle  aromunt  the  irodrt  of  .&ledirdzil  risk  in  actual  trading.  ilkitonodive  modelirmg  techniques  or  roxamptions  may  modem  different  hypothetical  back-rested  information met  Thillq  Ire  more  depropridie  and  that  might  differ  siciif  ken*  friumn  the  inforrnmamuni  Oreserred  nehmin.  the  hypothysicellipirlistyprect  data  Ieerrinieelrid  not  igd  wet:Wad  iindkothescall  actual  I.e:K.1%511w  rnIght  fsd  44.41+1c11  Iron,  nn  ieweskmeM  a  a  financial  inakow-ro  ref  ore-ming  no  Intlok,  kiklereel  4oaltdiddlittkal  deSminaresoltior  an  irdcator  rat  a  paaraneee  of  hinge  Indices  idmicdmancE  or  the  return  of  the  ETri-s.

$SPX versus @NYSE FANG+ Index: 01/02/2018 - 06/30/2018 $FNGU $FNGD Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$SPX versus @NYSE FANG+ Index Year to Date on 06/30/2018. $FNGU $FNGD Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$NDX versus @NYSE FANG+ Index: 01/02/2018 - 06/30/2018 $FNGU $FNGD Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$NDX versus @NYSE FANG+ Index Year to Date on 06/30/2018. $FNGU $FNGD Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$SPX versus @NYSE FANG+ Index: 01/02/2018 - 06/30/2018 $FNGU $FNGD Microsectors.com

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https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$SPX versus @NYSE FANG+ Index Year to Date on 06/30/2018. $FNGU $FNGD Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$NDX versus @NYSE FANG+ Index: 01/02/2018 - 06/30/2018 $FNGU $FNGD Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

$NDX versus @NYSE FANG+ Index Year to Date on 06/30/2018. $FNGU $FNGD Microsectors.com

Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

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https://www.sec.gov/Archives/edgar/data/927971/000121465918002666/d45183424b2.htm

Bank  of  Montreal,  the  issuer  of  the  ETNs,  has  filed  a  registration  statement  (including  a  pricing  supplement,  prospectus  supplement  and  prospectus}  with  the  SEC  about  the  offering  to  which  this  free  writing  prospectus  relates.  Before  you  invest,  you  should  read  those  documents  and  the  other  documents  relating  to  this  offering  that  Bank  of  Montreal  has  filed  with  the  SEC  for  more  complete  information  about  Bank  of  Montreal  and  this  offering.  You  may  obtain  these  documents  without  cost  by  visiting  EDGAR  on  the  SEC  Website  at  www.sec.gov.  Alternatively,  Bank  of  Montreal,  any  agent  or  any  dealer  participating  in  this  offering  will  arrange  to  send  you  the  pricing  supplement, the  prospectus  supplement  and  the  prospectus  if  you  so request  by  calling  toll-free  at  1-S77-369-5412.